CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated July 19, 2017, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional Cash Reserves Fund, T. Rowe Price Institutional Core Plus Fund, T. Rowe Price Institutional Credit Opportunities Fund, T. Rowe Price Institutional Floating Rate Fund, T. Rowe Price Institutional Global Multi-Sector Bond Fund, T. Rowe Price Institutional High Yield Fund, and T. Rowe Price Institutional Long Duration Credit Fund’s (seven of the funds comprising T. Rowe Price Institutional Income Funds, Inc.) Annual Report on Form N-CSR for the year ended May 31, 2017. We also consent to the use in this Registration Statement of our report dated August 17, 2017, relating to the financial statements of T. Rowe Price Capital Appreciation & Income Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 27, 2017